EXHIBIT 10.54





                                    WOOLMARK

                               LICENSE AGREEMENT








                                [WOOLMARK LOGO]







                    License No.    0156US88W
                               ------------------------

                    Date        October 21, 1988
                        -------------------------------








THE WOOL BUREAU, INC.

                                                            STANDARD FORM OF
                                                           LICENSE AGREEMENT-
                                                            APPAREL, ETC.

                                  AGREEMENT

AGREEMENT entered into this        day of October        , 1988 between the
WOOL BUREAU, INCORPORATED, a corporation organized and existing under the laws of the State of New York, whose principal place of business is at 360 Lexington Avenue, New York, New York 10017, hereinafter called "Wool Bureau", and Simmons Company a corporation organized and existing under the laws of the State of Delaware, whose principal place of business is at 6 Executive Park Drive
                                        Atlanta, Georgia 30329
hereinafter called "the license",

                                 WITNESSETH:

Preliminary Considerations:

   A. The Wool Bureau has adopted a certain Mark (as more specifically defined in Paragraph 1 of this agreement) to designate wool or pure virgin wool products of certain definite high standards of quality and workmanship as defined in the attached Regulations. The Wool Bureau presently intends to promote the use of wool and the sale of products made therefrom in the United States.

   B. The licensee desires to sell under the Mark certain products which the licensee will manufacture or which will be manufactured by others, and the licensee desires to obtain from the Wool Bureau, and the Wool Bureau is willing to grant to the licensee, the right, privilege and license to use the Mark for such products, subject to the terms and conditions of this Agreement.


AGREEMENTS:

   In consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, by each party to the other in hand paid, and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

   1. DEFINITIONS. For purposes of this agreement, the words listed below shall have the following meaning, unless otherwise indicated hereinafter:

        "United States" shall mean the territory of the fifty States of the United States of America, as presently constituted, and the territory of any additional states which may become part of the United States of America during the effectiveness of this Agreement, and the District of Columbia. The term "United States" shall be deemed to include also the territory of the Commonwealth of Puerto Rico, the Virgin Islands, the Panama Canal Zone and the island of Guam, so long as the United States of America has jurisdiction and control over the last mentioned four territories during the effectiveness of this agreement.

        The term "Mark" shall mean the mark shown in Appendix A annexed hereto.

        The term "Products" shall mean the following goods:

        (1)  Beautyrest Premier Elite 2000 Mattress

        (2)  Beautyrest World Class Victoria Mattress








        The term "the Regulations" shall mean the matter set forth in Appendix B annexed hereto.

   2. The Wool Bureau hereby grants to the licensee a non-exclusive right, privilege and license to use the Mark upon and in relation to the goods referred to in Paragraph 1, throughout the United States, subject to all of the terms and conditions of this agreement. No royalty and no monetary consideration of any kind shall be payable by the licensee for said right, privilege and license. Nothing herein contained shall be deemed to authorize any use of the Mark outside of the United States. If the licensee wishes to use the Mark abroad, the Wool Bureau will upon request indicate to it what licenses are required for the use of the Mark in foreign countries.

   3. (a). The licensee shall, in carrying on trade in goods on or in relation to which the Mark is used, comply with all of the laws of the United States and any subdivision thereof then in force (including the Wool Products Labeling Act of 1939 as amended and the Textile Fiber Products Identification Act of 1960 as amended) insofar as applicable to the licensee.

   3. (b). The licensee agrees that it will use the Mark only in accordance with the provisions of this Agreement and in particular will never use the Mark, and will not cause or permit others to use it, in relation to any Products which do not strictly comply with the regulations.

   3. (c). (I) The licensee shall maintain in the place of manufacture, processing or storage of any Products such system of control and inspection as shall (in the opinion of the Wool Bureau) be adequate to enable the licensee to satisfy itself at all times that the Products comply in all respects with the Regulations.

               (II) As an alternative to the requirements of the above sub-paragraph (I), the licensee may, for purposes of the required control and inspection, submit for analysis and report to a competent testing laboratory approved by the Wool Bureau in writing, such number of samples of the Products at such intervals as shall (in the opinion of the Wool Bureau) be adequate to enable the licensee to satisfy itself at all times that such Products comply in all respects with the Regulations.

               (III) The licensee agrees, and will procure, that authorized representatives of the Wool Bureau may at all reasonable business hours, visit the premises in which the Products are manufactured or stored, and select, and take away with them, free of charge and without any obligation to return the same, such specimens of the Products or parts of them as these representatives in their discretion require to carry out adequate tests, and will likewise supply specimens at the request of the Wool Bureau. Further, if the Products are or include woolen yarn, the licensee will produce to the Wool Bureau the relevant blend books and the relevant standard blend particulars and such other evidence as the Wool Bureau may require to inspect in order to satisfy itself that such goods comply in all respects with the Regulations.

   3. (d). The Mark may not be used on or in relation to woolen spun yarns or goods made wholly or partly from woolen spun yarns which, when supplied to the licensee, did not bear the Wool Bureau's official certification indicating that such yarns or (if they were supplied to the licensee in the form of cloth) such cloth, were certified by the Wool Bureau to meet the standards of wool content prescribed for the use of the Mark (such certification being completed with the name and certificate number of the spinner or weaver and particulars of the lot and quality number of the yarn or the lot and piece number of the cloth) unless:

         (1) such yarns or cloth were supplied to the licensee on written terms which expressly required that the yarn or cloth should meet that standard and (if the supplier is not the spinner of the yarns) both that such yarns or cloth were obtained by the supplier on the same terms that the invoice or delivery note received by the supplier from his supplier stated in writing that such yarns or cloth met that standard; and

         (11) either the invoices or the delivery note received by the licensee stated in writing that such yarns or cloth met that standard.

   3. (e). The licensee recognizes that it assumes great responsibility in assuring the Wool Bureau of compliance of the products with the Regulations, and therefore, will not use the Mark on or in relation to woolen spun yarns or Products containing woolen spun yarns unless the spinner is obliged from time to time upon request to admit the Wool Bureau to his mills and there produce to it for inspection his blend books, samples of all yarns which he claims meet that standard and the relevant standard blend particulars and any other evidence which the Wool Bureau may require in order to satisfy itself that all yarns spun by that spinner which are alleged to meet that standard do so.

   As often as the Wool Bureau asks him to do so, the licensee will require the spinner to carry out the obligation described in this sub-paragraph, and if it uses the Mark on or in relation to goods incorporating woolen spun yarn, spun by it for its own consumption, the licensee will give the Wool Bureau the same rights of inspection as described in this sub-paragraph.

   3. (f). The Wool Bureau will use its best efforts to ensure that its rights under the above sub-paragraph 3(c) are exercised in such manner as to cause the minimum inconvenience to the licensee consistent with the need to control the use of the Mark in the interests of its reputation and the reputations of the licensees.

   3. (g). In determining whether any goods comply with the standards prescribed for such goods in the Regulations, the test methods generally accepted and approved by the Wool Bureau shall be employed.

   4. The licensee recognizes that the Mark identifies and is intended to identify wool products of high reputation for quality of material and workmanship; and the licensee agrees, and it is a condition of the right, privilege and license herein granted, that the licensee will use its best efforts to create and maintain the highest reputation for the Mark and will do nothing, either in the making or marketing of the Products under the Mark, whether in the use of materials or in the workmanship of the Products or in the selection of customers, which will tend to impair such reputation.

   5. It is understood and agreed that the Wool Bureau shall be free at any time in its sole discretion to change the requirements set forth in the Regulations, by adding new requirements to those enumerated therein, by omitting requirements, by modifying them, and the like. The Wool Bureau agrees, however, to notify the licensee in writing of all such proposed additions, changes, modifications and the like at least twelve months prior to the date when they are to become effective. All such written notifications by the Wool Bureau to the licensee shall be deemed to be part of the Regulations as set forth in Appendix B hereto.

   6. The Wool Bureau shall have the right, in its sole discretion, to change the Mark, to add new features thereto and to delete features therefrom, but if the Wool Bureau decides to do so, it shall give at least twelve months notice to the licensee of any such proposed action. The Wool Bureau, in its sole discretion, shall determine whether the Mark is to be registered and if so, what type or types of registration are to be obtained for it. No registration of the Mark may be obtained in the United States or anywhere else in the name of anyone other than the Wool Bureau or someone approved by it. The Wool Bureau shall be entirely free to permit any registration of the Mark to expire or to be cancelled, or to reduce or to extend the extent of protection afforded by a registration, or to abandon all or any portion of the Mark, and no such action or failure of action on the part of the Wool Bureau shall be deemed to give to the licensee any right which may have been abandoned by the Wool Bureau or which is not expressly granted by this agreement.

   7. It is understood that the Wool Bureau assumes no obligations as to the extent to which it will advertise or otherwise promote the Mark.

   8.   (a).   Every reproduction of the Mark used by the licensee shall be accompanied by a clear indication that the Products upon or in relation to which such reproduction is used are the Products of the licensee, such clear indication to consist of the name or trademark of the licensee or (where the Mark is used upon goods) of such name or mark or such code number as the Wool Bureau may allot to the licensee or such other indication as the Wool Bureau may accept. It is understood and agreed, however, that the licensee's name and/or trademark, when so used, shall be clearly separated from the Mark.

   8. (b). The licensee shall not, without first obtaining the written consent of the Wool Bureau, use the Mark on any Products (other than hand-knitting yarn) unless at least one reproduction thereof appears on a label sewn into or otherwise permanently affixed to such Products.

   8.   (c).   The licensee agrees that it will not use a trademark, service mark, certification mark or any other mark of any third party in association with the Mark shown in Appendix A, except with the express written consent of the Wool Bureau.

   8.   (d).   The licensee agrees that it will always use, in juxtaposition with any display of the Mark, a fiber content phrase approved in writing by the Wool Bureau. The Wool Bureau, in its sole discretion, shall have the right to prescribe, in writing, the wording, position, style of type, and size of lettering of such phrase. Such phrase and all or any of such requirements may be changed by the Wool Bureau at any time upon not less than twelve months' notice.

   8.   (e).   Wherever the Mark is reproduced in an advertisement the licensee will employ in conjunction therewith all such registration notices and other similar notices as the Wool Bureau may lawfully require the licensee to use, and the licensee agrees further to use in connection with such notices and in case the Wool Bureau so desires, and whenever it is reasonably possible to do so, a brief statement to the effect that the Mark is being used "under license from the Wool Bureau, Inc."

   8.   (f).   The licensee agrees that it may not use the Mark on any labels, advertising and the like, if such material has reference not only to Products of the standards required by the Regulations but also to goods which do not comply with said standards.

   8.   (g).   The Wool Bureau may give guidance to the licensee as to the way in which the Mark may be reproduced and as to what advertising matter or material may be used in association with the Mark and in what relationship. The licensee shall not be obliged to accept any such guidance but (whether or not any such guidance has been given) the Wool Bureau may in its absolute discretion require the licensee to discontinue the use of any representation of the Mark not recommended by the Wool Bureau and to discontinue the use of the Mark in any manner or in any association or relationship not recommended by the Wool Bureau if, in the opinion of the Wool Bureau, such use is likely to affect adversely the reputation of the Mark or the reputation of other licensees.

   8.   (h).   If the licensee wishes to export Products under the Mark from the United States to other countries, it shall not only comply with the requirements of Paragraph 2 of this agreement, but in addition shall, with adequate emphasis and prominence, mark and describe the Products to be exported with the words "Made In U.S.A.". If the licensee wishes to use the Mark in the United States in relation to Products made abroad, then it shall, with adequate emphasis and prominence, mark and describe such Products with the words "Made in (country of origin)".

   9. If the Wool Bureau should find in its sole discretion that Products not complying with this agreement

               (I) have been put in the hands of the trade (but not the ultimate consumers), then the Wool Bureau shall (without prejudice to any other rights which it may have in respect thereof) have the right to demand that the licensee promptly use its best efforts to cause the members of the Trade to remove the Mark from the Products or (if this is not possible) that the licensee use its best efforts to withdraw such Products from the trade (if necessary by repurchasing the same);

               (II) have been put in the hands of the ultimate consumers, then the Wool Bureau shall (without prejudice to any other rights which it may have in respect thereof) have the right to demand that the licensee shall give to each such ultimate consumer the alternative choice of having each such Product exchanged for one which does comply with the Regulations or being refunded the price paid by him for such Product and shall in all respects promptly and to the satisfaction of the Wool Bureau remedy any such breach of this agreement.

   10. The words "wool mark", being merely a convenient description of the Mark shown in Appendix A, shall not be used by the licensee as a mark to identify the Products.

   11. If it should at any time be necessary or advisable, under the laws of the United States or any sub-division thereof, to make an official record of the fact that the right, privilege and license granted by this agreement has been conferred upon the licensee, or that the licensee is entitled to any specific right or privilege under this agreement, then the Wool Bureau shall comply with all such official requirements at its expense, and in that event the licensee agrees fully to cooperate with the Wool Bureau to that end.

   12. The licensee shall submit to the Wool Bureau, within one month after each first day of January and first day of July, a statement indicating:

        (a) the production or deliveries (in quantity terms) of each type of Product marked with the Mark by the licensee during the six months preceding such date; and

        (b) the above statistics as a percentage of the total production or deliveries of each type of Product which satisfy the fiber content specification as set out in Appendix B of this agreement.

   13.   (a)   The licensee shall not claim in relation to his goods that they possess any characteristic not specified in the Regulations so as to suggest that such claim is certified by the Mark or that such claim is in any way controlled by the Wool Bureau.

         (b) The licensee shall not claim that any goods bearing the Mark are machine washable or mothproofed or have stretch characteristics unless the Wool Bureau has first approved in writing the wording of such claims and the label, tickets or other forms of printing on which it is made.

   14. The licensee agrees that it will cooperate with the Wool Bureau in all respects in the protection of the Mark against counterfeit, infringement and unfair competition in the United States, including the institution and prosecution, at the expense of the Wool Bureau, of such proceedings as the latter may decide to commence. The licensee agrees further to give to the Wool Bureau prompt notice of any instance of counterfeits, infringements and unfair competition in the United States which may not come to the licensee's attention. The Wool Bureau shall have sole charge of the institution and prosecution of all such legal proceedings and may discontinue them in its sole discretion at any time. The licensee agrees not to institute any such proceedings without the consent of the Wool Bureau.

   15. If the licensee manufactures or sells, under the Mark, any machine-knitted garments not made from yarns or from fabrics which have been treated by a process approved by the Wool Bureau for machine washability, the licensee agrees to attach to each such garment washing and/or cleaning instructions in a form approved by the Wool Bureau indicating that the garments should be washed by hand or dry cleaned.

   16. The licensee agrees that it will not at any time, either before or after the termination of this Agreement:

        (a) use the Mark in the United States or anywhere else for any purpose except as permitted by this agreement;

        (b) use for any purpose a mark which is similar to the Mark or to any part of it, in the United States or anywhere else, or upon termination of this agreement suggest that the license is then or was formerly licensed to use the Mark;

        (c) oppose the use by any third party of an identical or confusingly similar mark in respect of any goods in any country;

        (d) apply for, or object to any existing or future, registration in the name of the Wool Bureau or any third party of an identical or confusingly similar mark in respect of any goods in any country;

        (e) contest the validity of the registration in the name of the Wool Bureau of any third party of an identical or confusingly similar mark in respect of any goods in any country;

        (f) dispute or contest the exclusive ownership by the Wool Bureau, its successors or assigns, of the Mark, or of registration of the Mark, whether now existing or hereafter obtained;

        (g) dispute or contest the exclusive ownership by the Wool Bureau of the present or future good will of the business appertaining to the Mark;

        (h) dispute or contest the validity, and the exclusive ownership by the Wool Bureau, of all copyrights and the registration thereof, whether now existing or hereafter obtained, relating to the Mark and the promotion thereof, as well as exclusive proprietary rights by the Wool Bureau in all advertising or promotion ideas, methods or material heretofore or hereafter developed and/or used, in relation to the Mark, whether copyrighted or copyrightable or not; or

        (i) dispute or contest the Wool Bureau's right to grant the rights, privileges and license conferred by this agreement, and that it will not cause, permit, suffer or assist any person to do any such thing.

   17. This agreement and the license hereby conferred may be terminated by the Wool Bureau in its discretion by written notice to the licensee taking effect immediately or at such later date as may be specified by the Wool Bureau upon the happening of any one or more of the following events:

        (a) in the case of a merger or consolidation of the licensee by or with a third party or in case of the acquisition of the major part of the licensee by or with a third party or in the case of the acquisition of the major part of the licensee's business by a third party;

        (b)   if the licensee violates any of the provisions of this agreement;

        (c)   if the licensee:

               (I)  suspends business.

               (II) becomes bankrupt or insolvent, or a receiver of the licensee or any part of its assets is appointed or if the licensee makes an assignment for the benefit of creditors.

   18. The Wool Bureau shall have the right to terminate this agreement with immediate effect in case the licensee has not made any bona fide commercial use of the Mark for more than one year.

   19. Unless sooner terminated pursuant to other provisions hereof, this agreement shall continue for a period of two years from the date hereof and shall be automatically extended for additional periods of one year each, unless either party hereto, at least 90 days before the expiration of the current term, sends to the other party a notice in writing of its intention to terminate the agreement at the expiration of said current term. In addition, however, the Wool Bureau shall have the right to terminate this agreement at any date upon 12 months notice, provided the Wool Bureau simultaneously gives the same notice to all of its other licenses. If the Wool Bureau (on or before the execution of this agreement) informs the licensee in writing that notice has already been given to all of its other licensees, in accordance with this paragraph, and indicates the date when such notice will expire, this agreement shall auto-matically expire on the same date.

   20.  (a)   Upon termination of this agreement for any reason whatsoever, the licensee shall not, without the consent of the Wool Bureau, dispose of any goods bearing the Mark which are in the licensee's possession, power or control, unless the Mark has first been removed; nor shall the licensee cause, permit or assist any other person to dispose of such goods, and the licensee shall, if so requested by the Wool Bureau, permit or enable authorized repre-sentatives of the Wool Bureau to enter any premises where any of such goods are or may be in order to satisfy itself that the provisions of this paragraph have been complied with.

        (b) Upon termination of this agreement for any reason whatsoever and upon termination of the licensee's right to use the Mark, the licensee shall forthwith dispose (to the satisfaction of the Wool Bureau) of all dies and other material in its possession previously used or suitable for use in the marking of the Products, of the labels and any other material, with the Mark, and all sew-in labels, swing tickets and all matter bearing the Mark, or alternatively, at the option of the Wool Bureau, the licensee shall furnish proof to the satisfaction of the Wool Bureau that all such dies and other material and all such sew-in labels, swing tickets and other matter have been destroyed or otherwise rendered ineffective.

        (c) Upon termination of this agreement, all rights, privileges and the license granted herein shall terminate, and the licensee shall not thereafter make any use of the Mark in relation to goods, in advertising or in any other manner, except as expressly permitted in this agreement, nor shall he cause or permit any other person to do any such thing.

   21. The benefits and advantages of this agreement shall be personal to the licensee and shall in no event inure to the benefit of its successors or assigns. Without prejudice to the licensee's rights to have the Products manufactured for it by others, it is understood and agreed that the licensee has no right to grant to anyone sub-licenses or any other authority to use the Mark.

   22. The licensee undertakes to do and to cause to be done all such things as may be reasonably required to enable the Wool Bureau to ascertain all matters relevant to the compliance by the licensee with the terms of this agreement.

   23. The licensee agrees to indemnify the Wool Bureau and save it harmless with respect to any claims arising out of the use of its Products bearing the Mark by any person.

   24. If any provisions of this agreement are held to be invalid, such invalidity shall not affect any of the other provisions. A failure by the Wool Bureau to object to the breach of any provision, term or condition of this agreement shall not be deemed to be a waiver of the Wool Bureau's rights under this provision, term or condition or of any other provision or of any other or subsequent breach, whether of the same or of a different nature.

         IN WITNESS WHEREOF, the parties have caused this agreement to be signed and sealed by their respective duly authorized officers as of the date first above written.




                                      THE WOOL BUREAU, INC.


                                      By  /s/ R.C. Freeman
                                        .............................
                                              R.C. FREEMAN

                                              VICE PRESIDENT
                                            .........................
                                                    (Title)



                                      Simmons Company
                                      ...............................



                                      By   /s/ Paul H. Brannock
                                        .............................
                                           Paul H. Brannock


                                            Vice President, Research Development
                                            .........................
                                                    (Title)

                                   APPENDIX A












                                  [WOOLMARK LOGO]

                                   APPENDIX B

                                SPECIFICATION 1A

                    (FOR PRODUCTS TO BE LABELED - PURE WOOL)


                         SPECIFICATION OF FIBER CONTENT

     1. The products must be composed exclusively of the fibers of the fleece or coat of the sheep and/or lamb (hereinafter referred to as "wool") or mixtures of these fibers with any of the following "specialty" fibers:

          the fibers from the fleece or coat of the angora goat (mohair), cashmere goat (cashmere), camel, alpaca, llama, and vicuna.

All fibers must show the microscopic characteristics typical of the fibers of the animal from which they originate. The fibers, previous to their present use as a textile raw material, must not have been woven into cloth or felted. Such permitted fibers therefore include fleece wool, skin wool, wool fibers from soft untwisted wastes such as loosely connected wool fibers obtained as a by-product of the carding or combing of previously unprocessed wool, thread waste (10% maximum), broken tops, noils, roving waste, roller wastes, and specialty fibers of similar origin, but not flocks recovered from wet or dry finishing processes.

     2. In determining whether any products comply with any requirement of paragraph 1,

          (a) in the case of garments, no account should be taken of the weight or composition of the linings, interlings, paddings, structural elements incorporated in distinct areas and not usually visible when such garments are being worn, trimmings, facings or fastenings;

          (b) in the case of garments made from foam backed fabrics, account shall be taken of the foam back as well as the surface fabric or fabrics;

          (c) in the case of blankets no account should be taken of the weight or composition of bindings or edgings.

          (d) in the case of all goods, no account shall be taken of any visible fiber (not being the fiber of the sheep or lamb or a specialty fiber as specified in paragraph 1) included for ornamentation, provided that the aggregate weight of all such fibers, as determined by the method prescribed by the Wool Bureau does not exceed five percent of the weight of the goods as standard regain;

          (e) subject to the provision of paragraph 3, the goods when tested according to the method prescribed by the Wool Bureau must show that the aggregate weight of all fibers other than wool fibers or specialty fibers does not exceed 0.3 percent of the original weight of the goods.

     3. All products bearing the Mark shall satisfy in all respects the legal requirements of the country in which they are offered for sale.

     4. The Mark shall not be used in any way which, in the opinion of the Wool Bureau, is deceptive or which may bring the Mark into disrepute.

                                SPECIFICATION 1B

                 (FOR PRODUCTS TO BE LABELED - PURE VIRGIN WOOL)



                         SPECIFICATION OF FIBER CONTENT

     1. The products must be composed exclusively of the fibers of the fleece or coat of the sheep and/or lamb (hereinafter referred to as "wool") or mixtures of these fibers with any of the following "specialty" fibers:

     the fibers from the fleece or coat of the angora goat (mohair), cashmere goat (cashmere), camel, alpaca, llama, and vicuna.

All fibers must show the microscopic characteristics typical of the fibers of the animal from which they originate. The fibers, previous to their present use as a textile raw material, must not have been woven into cloth or felted. Such permitted fibers therefore include fleece wool, skin wool, wool fibers from soft untwisted wastes such as loosely connected wool fibers obtained as a by-product of the carding or combing of previously unprocessed wool, broken tops, noils, roving waste, roller wastes, and specialty fibers of similar origin, but not flocks recovered from wet or dry finishing processes.

     2. In determining whether any products comply with any requirement of paragraph 1,

          (a) in the case of garments, no account should be taken of the weight or composition of the linings, interlings, paddings, structural elements incorporated in distinct areas and not usually visible when such garments are being worn, trimmings, facings or fastenings;

          (b) in the case of garments made from foam backed fabrics, account shall be taken of the foam back as well as the surface fabric or fabrics;

          (c) in the case of blankets no account should be taken of the weight or composition of bindings or edgings.

          (d) in the case of all goods, no account shall be taken of any visible fiber (not being the fiber of the sheep or lamb or a specialty fiber as specified in paragraph 1) included for ornamentation, provided that the aggregate weight of all such fibers, as determined by the method prescribed by the Wool Bureau does not exceed five percent of the weight of the goods as standard regain;

          (e) subject to the provision of paragraph 3, the goods when tested according to the method prescribed by the Wool Bureau must show that the aggregate weight of all fibers other than wool fibers or specialty fibers does not exceed 0.3 percent of the original weight of the goods.

     3. All products bearing the Mark shall satisfy in all respects the legal requirements of the country in which they are offered for sale.

     4. The Mark shall not be used in any way which, in the opinion of the Wool Bureau, is deceptive or which may bring the Mark into disrepute.

                                                                                                     BED 2
                                                                                                       SEPTEMBER 1986

Specification for
WOOL FILLED BEDDING PRODUCTS including quilts, underquilts, comforters, futons, under futons, sleeping bags, wool layers in mattresses
                             and wool filled mattresses. For pillows see NOTE 1.
                             Also see NOTES 2 and 3.



- -  WOOLMARK PRODUCTS MUST BE OF MERCHANTABLE QUALITY AND FIT FOR THE PURPOSE INTENDED.

- -  THE RESPONSIBILITY FOR A PRODUCT MEETING THE MANDATORY MINIMUM WOOLMARK REQUIREMENTS DETAILED BELOW
                                                -----------------
   IS THAT OF THE LICENSEE.

- -  ADDITIONAL GUIDANCE REGARDING PERFORMANCE REQUIREMENTS IS AVAILABLE FROM THE IWS.
   (Reference:  Advisory Performance Specifications and Notes).

- -  IF A LICENSEE WISHES TO MAKE A CLAIM NOT COVERED BY THE MANDATORY SPECIFICATIONS BELOW, HE SHOULD NOT DO SO
   WITHOUT WRITTEN PERMISSION FROM IWS.

- -  THE IWS RESERVES THE RIGHT TO REFUSE OR WITHDRAW THE USE OF WOOLMARK FROM A PRODUCT WHEN THE PRODUCT IS LIKELY
   TO BRING THE MARK INTO DISREPUTE OR WHEN IT HAS BEEN SHOWN TO GIVE UNSATISFACTORY PERFORMANCE IN USE.

WOOLMARK - requirements for ALL PRODUCTS


         PROPERTY                     TM                                          PASS LEVEL
[WOOLMARK    Wool content             155          Pure new wool.  See Sheet E1, E2 or E3 for details as appropriate.
LOGO]        of filling

DCM extractable matter                136          Less than 1.0%

                                                       1               2             3                  4                  5

                                                   Lightweight      Sleeping      Quilt, over-     Japanese folding     Wool filled
Weight of wool filling (minimum)       13          or summer-       bag           futon, under-    mattress with        mattress
(NOTE 4)                                           weight                         quilt,           wool layer,
                                                   quilt,                         bed-pad, wool    under-futon
                                                   comforter                      layer in
NOTE:  There must be no                            NOTE 2                         mattress
       intervening layer between
       the outer fabrics of quilts,                         2               2               2                 2                   2
       futons and mattresses and                     250 g/m         350 g/m       500 g/m           1000 g/m            6500 g/m
       the wool filling.

               -----------------------------------------------------------------

LABEL REQUIREMENTS - WOOLMARK

Where a licensee wishes to claim that his products are of Woolmark quality the products must meet the specifications listed above, and must also carry a Woolmark label showing fibre content.


WOOLBLENDMARK may not be used on wool-filled bedding products.

                  --------------------------------------------------------------


NOTE 1: Specifications for wool filled products other than those listed above (eg pillows) do not exist. Wool filled products that do not fall within the categories listed may be submitted to IWS for approval. If the market for any new product becomes important, separate specifications may be developed.

NOTE 2: Specifications for wool covers for quilts and comforters appear on Specification sheet BED 4.

NOTE 3: Products intended to be labelled "Machine washable" must be approved by the Headquarters. They should be submitted to the local IWS branches together with all relevant information for subsequent evaluation by HQ Woolmark Department.

NOTE 4: A maximum of 10% resin on the weight of filling is permitted for mattress layers, underquilts and underfutons only. For practical purposes this includes any vegetable matter present.

                   ADVISORY PERFORMANCE NOTES AND SPECIFICATIONS


                      WOOL FILLED BEDDING PRODUCTS - BED 2
                      ------------------------------------


The products listed on the MANDATORY specification sheet are those established in the market place.  Filling weights are determined by the intended function of the product, but in maintaining a product's suitability for use the filling fibre has to be carefully selected.


It is advised that the following specifications apply to fibre selection


     FIBRE PROPERTIES            TEST METHOD            REQUIREMENT

     Vegetable matter               TM 155              1.0% MAX
     Fibre bulk                     TM 265              27 cc/g
     Fibre length              IWIO TM 5-60             See note 2.
     Fibre migration                TM 266              See note 3.
     Shrink resistance                 -                See note 4.


NOTE 1  Test methods 265 and 266 are still being evaluated by IWS.  Until they are finalised samples may be sent to HQ for testing.


NOTE 2  It is advised that fibres with a mean fibre length shorter than 40 mm should not be used in any blends for products other than resin bonded mattress layers.


NOTE 3  Wool fillings can migrate through the cover fabrics of all products if either the incorrect fibre or cover fabric has been selected.  Wools of different origins do sometimes differ in their ability to migrate and the finer the fibre the more likely this is to occur.  Blends of wool containing kempy fibres must also be avoided as these also have a tendency to migrate.


        The higher the fibre crimp the greater its resistance to migration;

        however, the finer the fibre, irrespective of fibre crimp, the more likely it is to migrate.


        It is advised that a fibre migration test should be carried out on all products (Test Method 266) using the cover fabric intended for the final product, and if necessary a shrink resist treatment applied to the fibres to reduce or eliminate the effect.

                                         2
          Cover fabrics of 110 to 150 g/m  are common weights selected and if fabric setts of more than 300/300 ends and picks per 10 cm are chosen these should be suitable, bearing in mind the above characteristics.



          The assessment of fibre migration is difficult and the photographic standards in TM 266 show likely effects with wool that may cause complaints.


NOTE 4    It is advised that wool finer than 30 microns should be shrink resist treated for all products.  For Underquilts, Mattress layers, Filled Mattresses and Underfutons, regardless of

          fiber diameter, the wools should be shrink resist treated

          to avoid dry felting of the filling during use.



CLEANING
- --------
If the fillings have been correctly selected and processed all products should be satisfactory for DRY CLEANING.  However, if a product is to be labelled as

MACHINE WASHABLE other criteria must be applied.


Firstly all wool fillings MUST be shrink resist treated and products MUST be submitted to IWS HQ for approval.  A wash test will be applied and the following criteria used.



                                         DOMESTIC             CONTRACT

          Wash cycle 1                     1 x 7A               1 x 7A
          Wash cycle 2                     1 x 5A               5 x 5A

          Area shrinkage                   10% max             10% max
          Length or Width shrinkage         6% max              6% max.

          Comment                        No fibre entanglement or loss of bulk


Experience to date suggests that if the following manufacturing criteria is applied correctly it should ensure the success of any submission.


          Fibre diameter               34 to 27 microns
          Fibre length                 60 to 80 mm
          Shrink resistance            See note 5.
          Quilting                     Not more than 25cm between quilting

NOTE 5    Various loose stock shrink resist processes are available that may or may not be suitable for any particular wool filling.  It is advised that any process is carefully checked for degree and levelness of application and sample products submitted to IWS for approval.


          Advice on treatments is available from any IWS branch.